                   ------------------------------------------


                         COMMON STOCK EXCHANGE AGREEMENT

                                     BETWEEN

                             PEREGRINE SYSTEMS, INC.

                                       AND

                          GOLDMINE SOFTWARE CORPORATION

                          DATED AS OF DECEMBER 14, 1999

                    -----------------------------------------

                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
SECTION 1 Authorization and Sale of Common Stock................................1

         1.1      Authorization of Peregrine Common Stock.......................1
         1.2      Authorization of GoldMine Common Stock........................1
         1.3      Peregrine and GoldMine Common Stock Exchange..................1
         1.4      Closing Date..................................................1

SECTION 2 Representations and Warranties of Peregrine...........................2

         2.1      Organization and Standing; Certificate and Bylaws.............2
         2.2      Corporate Power...............................................2
         2.3      Authorization.................................................2
         2.4      Brokers or Finders............................................2
         2.5      SEC Filings; Parent Financial Statements......................2
         2.6      No Material Adverse Change....................................3
         2.7      Peregrine Investment Representations..........................3

SECTION 3 Representations and Warranties of GoldMine............................4

         3.1      Organization and Standing; Certificate and Bylaws.............4
         3.2      Corporate Power...............................................4
         3.3      Subsidiaries..................................................4
         3.4      Capitalization................................................5
         3.5      Authorization.................................................5
         3.6      Compliance with Other Instruments, None Burdensome, etc.......6
         3.7      GoldMine Registration Rights..................................6
         3.8      Governmental Consent, etc.....................................6
         3.9      Brokers or Finders............................................6
         3.10     GoldMine Financial Statements.................................6
         3.11     Changes.......................................................7
         3.12     Intellectual Property.........................................7
         3.13     GoldMine Investment Representation............................7

SECTION 4 Covenants of GoldMine.................................................8

         4.1      Financial Information.........................................8
         4.2      Transfer of Information Rights................................9
         4.3      Inspection....................................................9
         4.4      Termination of Covenants......................................9
         4.5      Transferability of Peregrine Common...........................9

SECTION 5 Covenants of Peregrine................................................9

         5.1      Confidentiality...............................................9
         5.2      Transferability of GoldMine Common...........................10
         5.3      Standoff Agreement...........................................10

                                      -i-

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                              PAGE
                                                                              ----
SECTION 6 Preemptive Right.....................................................10

         6.1      Peregrine's Preemptive Right.................................10
         6.2      Termination of Preemptive Right..............................12

SECTION 7 Restrictions on Transferability; Compliance with Securities Act......12

         7.1      Restrictions on Transferability..............................12
         7.2      Restrictive Legend...........................................12
         7.3      Notice of Proposed Transfers.................................13

SECTION 8 Right of First Refusal on Peregrine Sale.............................13

         8.1      GoldMine Right of First Refusal..............................13
         8.2      Failure to Exercise Rights...................................14
         8.3      Termination of Right of First Refusal........................14

SECTION 9 Miscellaneous........................................................14

         9.1      Governing Law................................................14
         9.2      Survival.....................................................14
         9.3      Successors and Assigns.......................................14
         9.4      Entire Agreement; Amendment..................................14
         9.5      Notices, etc.................................................14
         9.6      Expenses.....................................................16
         9.7      Attorneys' Fees..............................................16
         9.8      Counterparts.................................................16
         9.9      Severability.................................................16
         9.10     Titles and Subtitles.........................................16

                             PEREGRINE SYSTEMS, INC.
                        AND GOLDMINE SOFTWARE CORPORATION
                         COMMON STOCK EXCHANGE AGREEMENT

     This Agreement (the "Agreement") is made as of December 14, 1999 by and between Peregrine Systems, Inc., (the "Peregrine") a Delaware corporation, and GoldMine Software Corporation ("GoldMine"), a Delaware corporation.

                                   SECTION 1

                     AUTHORIZATION AND SALE OF COMMON STOCK

     1.1 AUTHORIZATION OF PEREGRINE COMMON STOCK. Peregrine has authorized the sale and issuance of 1,121,966 shares of its common stock, $.001 par value per share ("Peregrine Common") to GoldMine.

     1.2 AUTHORIZATION OF GOLDMINE COMMON STOCK. GoldMine has authorized the sale and issuance of 5,395,642 shares of its common stock, $.001 par value per share ("GoldMine Common") to Peregrine.

     1.3 PEREGRINE AND GOLDMINE COMMON STOCK EXCHANGE. Subject to the terms and conditions hereof, on the Closing Date (as defined below) Peregrine will issue and sell to GoldMine a total of 1,121,966 newly issued shares of Peregrine Common and GoldMine will issue and sell to Peregrine a total of 5,395,642 newly issued shares of GoldMine Common, each issuance and sale occurring concurrently with the other (the "Stock Exchange"). The parties agree that the shares issued and exchanged under this Agreement are equivalent in value. At the Closing Date, Peregrine will deliver to GoldMine a stock certificate evidencing 1,121,966 shares of Peregrine Common registered in the name of GoldMine, and GoldMine will deliver to Peregrine a stock certificate evidencing 5,395,642 shares of GoldMine Common registered in the name of Peregrine.

     1.4 CLOSING DATE. The agreement of the parties hereto to deliver stock certificates pursuant to the Stock Exchange and to undertake the performance of their respective obligations hereunder and under the related agreements contemplated by this Agreement are subject to the prior approvals of the South African Reserve Bank and the Johannesburg Stock Exchange, applications for which GoldMine will use its immediate reasonable best efforts to obtain. In the event the regulatory approvals specified above have not obtained on or before December 31, 1999, this Agreement and the related agreements contemplated hereby shall terminate and shall have no further force or effect. For purposes of this Agreement, the date of receipt of the second of the two approvals shall be referred to herein as the "Closing Date."

                                   SECTION 2

                   REPRESENTATIONS AND WARRANTIES OF PEREGRINE

     Peregrine represents and warrants to GoldMine as follows:

     2.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. Peregrine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.

     2.2 CORPORATE POWER. Peregrine has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Peregrine Registration Rights Agreement of even date herewith (the "Peregrine Registration Rights Agreement"), and the GoldMine Registration Rights Agreement of even date herewith (the "GoldMine Registration Rights Agreement") (collectively, the "Transaction Documents"), and to sell and issue the Peregrine Common hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

     2.3 AUTHORIZATION. All corporate action on the part of Peregrine, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by Peregrine of the Transaction Documents, and the consummation of the transactions contemplated herein and therein and for the authorization, sale, issuance and delivery of the Peregrine Common being sold hereunder has been taken. The Transaction Documents shall constitute legal, valid and binding obligations of Peregrine, and the Transaction Documents are enforceable in accordance with their respective terms. The Peregrine Common issued to GoldMine is duly and validly issued, is fully paid and nonassessable, has been issued in compliance with all applicable federal and state securities laws in all material respects, and is free of any liens, encumbrances or preemptive rights, other than any liens or encumbrances created by or imposed upon the holders through no action of Peregrine; PROVIDED, HOWEVER, that the Peregrine Common is subject to restrictions on transfer under applicable state and/or federal securities laws and as provided by this Agreement.

     2.4 BROKERS OR FINDERS. Peregrine has not engaged any brokers, finders or agents and Peregrine has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Peregrine, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents and the transactions contemplated hereby or thereby.

     2.5  SEC FILINGS; PARENT FINANCIAL STATEMENTS.

          (a) Peregrine has filed all forms, reports, and documents required to be filed by Peregrine with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All such required forms, reports and documents are referred to herein as the "Peregrine SEC Reports." As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Peregrine SEC Reports (i) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder applicable to such Peregrine SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) As of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the consolidated financial statements of Peregrine (including, in each case, the notes thereto), included in the Peregrine SEC Reports (the "Peregrine Financial Statements"), (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and (iii) fairly presented the consolidated financial position of Peregrine and its subsidiaries as at the respective dates thereof and the consolidated results of Peregrine's operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustments). There has been no change in Peregrine's accounting policies except as described in the notes to the Peregrine Financial Statements.

     2.6 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in Peregrine's most recently filed report on Form 10-Q, Peregrine has conducted its business in the ordinary course and there has not occurred any material adverse change in the financial condition, liabilities, assets or business of Peregrine.

     2.7 PEREGRINE INVESTMENT REPRESENTATIONS. Peregrine hereby represents and warrants to GoldMine with respect to the GoldMine Common that Peregrine will receive in the Stock Exchange as follows:

          2.7.1 EXPERIENCE. Peregrine is capable of evaluating the merits and risks of its investment in GoldMine and has the capacity to protect its own interests.

          2.7.2 INVESTMENT. Peregrine is acquiring the GoldMine Common for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Peregrine understands that the GoldMine Common to be purchased and the underlying Common Stock has not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Peregrine's representations as expressed herein.

          2.7.3 RULE 144. Peregrine acknowledges that the GoldMine Common must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Peregrine is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement without registration under the Securities Act subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares and the availability of certain current public information about GoldMine.

          2.7.4 NO PUBLIC MARKET. Peregrine understands that no public market now exists for the GoldMine Common and that GoldMine has made no assurances that a public market will ever exist for the GoldMine Common.

          2.7.5 ACCESS TO DATA. Peregrine has had an opportunity to discuss GoldMine's business, management and financial affairs with GoldMine's management and the opportunity to inspect GoldMine's facilities. It has also had an opportunity to ask questions of officers of GoldMine, which questions, if any, were answered to its satisfaction. It understands that such discussions, as well as any written information issued by GoldMine, were intended to describe certain aspects of GoldMine's business and prospects but were not a thorough or exhaustive description.

                                     SECTION 3

                   REPRESENTATIONS AND WARRANTIES OF GOLDMINE

     GoldMine represents and warrants to Peregrine as follows, subject to the disclosures and exceptions (if any) set forth in the GoldMine Schedule of Exceptions attached as EXHIBIT A hereto:

     3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. GoldMine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. GoldMine is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse affect on GoldMine's business as now conducted. GoldMine has furnished Peregrine with copies of its current Certificate of Incorporation and Bylaws. Said copies are true, correct and complete.

     3.2 CORPORATE POWER. GoldMine has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Peregrine Registration Rights Agreement and the GoldMine Registration Rights Agreement and to sell and issue the GoldMine Common hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

     3.3 SUBSIDIARIES. Except as set forth in the Transaction Documents and except for securities GoldMine owns free and clear of all liens, pledges, charges, security interests, encumbrances, claims or infringements, restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of GoldMine that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect GoldMine's control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any direct or indirect subsidiary of GoldMine, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which GoldMine or any of its subsidiaries is a party or by which it is bound obligating GoldMine or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or similar ownership interests of GoldMine or any of its direct or indirect subsidiaries or obligating GoldMine or any of its direct or indirect subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the Transaction Documents, as of the date of this Agreement, there are no registration rights and there is no voting trust, proxy, or other agreement or understanding to which GoldMine or any of its direct or indirect subsidiaries is a party or by which they are bound with respect to any equity security of any class of GoldMine or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its direct or indirect subsidiaries. Included in the GoldMine Schedule of Exceptions is a listing of each subsidiary or affiliated company of GoldMine and each other corporation, association or business entity in which GoldMine, directly or indirectly, owns any equity interest, together with a description of the nature and percentage of the equity interest held by GoldMine.

     3.4 CAPITALIZATION. The authorized capital stock of GoldMine consists of 200,000,000 shares of Common Stock, and there is no other class or series of capital stock of GoldMine authorized. A total of 48,560,779 shares of GoldMine Common are currently issued and outstanding (exclusive of the shares of GoldMine Common issued to Peregrine in the Stock Exchange). All outstanding shares of GoldMine Common have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance in all material respects with all applicable federal and state securities laws. GoldMine has reserved a total of 10,000,000 shares of GoldMine Common under its 1999 GoldMine Stock Plan for the grant of options to officers, directors, employees and consultants of GoldMine, of which there are outstanding option grants for a total of 5,128,645 shares of GoldMine Common. The 5,395,642 shares of GoldMine Common issued to Peregrine in the Stock Exchange constitute ten percent (10%) of the currently outstanding GoldMine Common (inclusive of the GoldMine Common issued to Peregrine under this Agreement).

     3.5 AUTHORIZATION. All corporate action on the part of GoldMine, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by GoldMine of the Transaction Documents, and the consummation of the transactions contemplated herein and therein and for the authorization, sale, issuance and delivery of the GoldMine Common being sold hereunder has been taken. The Transaction Documents, when executed and delivered by GoldMine, shall constitute legal, valid and binding obligations of GoldMine, and the Transaction Documents are enforceable in accordance with their respective terms. The GoldMine Common issued to Peregrine is duly and validly issued, is fully paid and nonassessable, has been issued in compliance with all applicable federal and state securities laws, and is free of any liens, encumbrances or preemptive rights, other than any liens or encumbrances created by or imposed upon the holders through no action of GoldMine; PROVIDED, HOWEVER, that the GoldMine Common is subject to restrictions on transfer under applicable state and/or federal securities laws and as provided in this Agreement.

     3.6 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. GoldMine is not in violation of any term of its Certificate of Incorporation or Bylaws, as each are amended to date, or in any material respect of any term of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation in any material respect of any order, statute, rule or regulation applicable to GoldMine. The execution, delivery and performance of and compliance with the Transaction Documents and the issuance of the GoldMine Common hereunder have not resulted and will not result in any violation of, or conflict with, or constitute a default under, GoldMine's Certificate or Bylaws, as amended, any of its agreements, any agreement to which GoldMine is a party or by which it is bound, or any order, statute, rule or regulation applicable to GoldMine.

     3.7 GOLDMINE REGISTRATION RIGHTS. Except as set forth in the GoldMine Registration Rights Agreement, GoldMine is not under any contractual obligation to register (as defined in Section 1 of the GoldMine Registration Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.8 GOVERNMENTAL CONSENT, ETC. Except as provided in Section 1.4 above, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of GoldMine is required in connection with the valid execution and delivery of the Transaction Documents or the offer, sale or issuance of the GoldMine Common hereunder except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the GoldMine Common that are necessitated by the authorization and sale under this Agreement of the GoldMine Common under applicable blue sky or state securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.9 BROKERS OR FINDERS. GoldMine has not engaged any brokers, finders or agents and Peregrine has not incurred, and will not incur, directly or indirectly, as a result of any action taken by GoldMine, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents and the transactions contemplated hereby.

     3.10 GOLDMINE FINANCIAL STATEMENTS. Included with the GoldMine Schedule of Exceptions are the audited consolidated balance sheet and audited consolidated statements of operations and statements of cash flows for the fiscal year ended December 31, 1998 for the former GoldMine Software Corporation, the unaudited consolidated balance sheet as of June 30, 1999 and as of October 31, 1999 and an unaudited consolidated pro forma income statement for fiscal years ended June 30, 1998 and 1999 and actual results of operations for the quarter ended September 30, 1999 and for the month ended October 31, 1999 for GoldMine (collectively, the "Financial Statements"). The GoldMine Financial Statements fairly present the consolidated financial position of GoldMine and its subsidiaries as at the respective dates thereof and the consolidated results of GoldMine's operations and cash flows for the periods indicated and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements do not contain footnotes and may be subject to year-end audit adjustments, none of which is material. Except as set forth in the unaudited consolidated balance sheet as of October 31, 1999, GoldMine has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 1999, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in GoldMine's unaudited consolidated balance sheet at October 31, 1999, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of GoldMine. Except as disclosed in the Financial Statements, GoldMine is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.11 CHANGES. Since October 31, 1999, there has not been any material adverse change in the assets, liabilities, financial condition or operating results of GoldMine from that reflected in the Financial Statements, or any other event or condition that could reasonably be expected to have a material adverse effect on the assets, properties, financial condition, operating results, business or prospects of GoldMine.

     3.12 INTELLECTUAL PROPERTY. GoldMine has taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, processes and technical data required to conduct its business. GoldMine has all right, title and interest in and to all intangible property and technology or has obtained on reasonable terms all permits, licenses and other authority necessary for the conduct of its business. GoldMine is not infringing, and is not aware of any claimed infringement of, any third party's patent, trademark, trade secret, trade name or copyright and has not received any notice of any claimed infringement. To GoldMine's knowledge, its officers and employees have not improperly used and are not making improper use of any confidential information or trade secrets of others, including those of any former employer of an officer or employee. GoldMine does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by GoldMine. GoldMine is not aware of any violation by a third party of any of GoldMine's patents, licenses, trademarks, trade names, service marks, copyrights, trade secrets or other proprietary rights. No third party has any ownership interest or claim as to any proprietary assets of GoldMine, nor has GoldMine granted a license to any of its proprietary assets outside the ordinary course of business.

     3.13 GOLDMINE INVESTMENT REPRESENTATION. GoldMine hereby represents and warrants to Peregrine with respect to the Peregrine Common that GoldMine will receive in the Stock Exchange as follows:

          3.13.1 EXPERIENCE. GoldMine is capable of evaluating the merits and risks of its investment in Peregrine and has the capacity to protect its own interests.

          3.13.2 INVESTMENT. GoldMine is acquiring the Peregrine Common for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. GoldMine understands that the Peregrine Common to be purchased have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of GoldMine's representations as expressed herein.

          3.13.3 RULE 144. GoldMine acknowledges that the Peregrine Common must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. GoldMine is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement without registration under the Securities Act subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares and the availability of certain current public information about Peregrine.

          3.13.4 ACCESS TO DATA. GoldMine has had an opportunity to discuss Peregrine's business, management and financial affairs with Peregrine's management and the opportunity to inspect Peregrine's facilities. GoldMine has also had an opportunity to ask questions of officers of Peregrine, which questions, if any, were answered to its satisfaction. GoldMine understands that such discussions, as well as any written information issued by Peregrine, were intended to describe certain aspects of Peregrine's business and prospects but were not a thorough or exhaustive description.

                                    SECTION 4

                              COVENANTS OF GOLDMINE

     4.1 FINANCIAL INFORMATION. GoldMine will furnish the following reports to Peregrine for as long as Peregrine is a holder of any GoldMine Common:

          (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of GoldMine and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flow of GoldMine and its subsidiaries, if any, for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, in all reasonable detail and audited by GoldMine's independent public accountants.

          (b) As soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, an unaudited consolidated balance sheet of GoldMine, as at the end of such quarter, and unaudited consolidated statements of income for such quarter and for the current fiscal year to date. Such financial statements shall be prepared in accordance with GAAP (other than accompanying notes subject to year-end adjustments), in all reasonable detail.

          (c) As soon as practicable, but in any event at least 30 days prior to the beginning of the fiscal year, an annual operating plan budget for the next fiscal year broken down on a quarterly basis.

          (d) For so long as Peregrine is eligible to receive reports under this Section 4.1, Peregrine shall also have the right, at its expense, to discuss the affairs, finances and accounts of GoldMine with GoldMine's officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that GoldMine shall not be obligated to provide any information that its Board of Directors reasonably considers to be a trade secret or to contain confidential information absent an undertaking to maintain the confidentiality of such information.

     4.2  TRANSFER OF INFORMATION RIGHTS. The information rights set forth in
Section 4.1 may be transferred to any transferee of the GoldMine Common which is not a competitor of GoldMine, provided that GoldMine is given written notice of such transfer, and provided further, that the right to receive the information set forth in Section 4.1 may only be transferred to a holder of not less than 100,000 shares of GoldMine Common.

     4.3 INSPECTION. GoldMine will permit, during normal business hours and following reasonable request and notice Peregrine, so long as Peregrine holds any GoldMine Common, or any authorized agent or representative thereof, to reasonably examine and make copies of and extracts from the records and books of account of, and visit and, during normal business hours upon reasonable request and notice, inspect the properties of GoldMine and any subsidiary, to discuss the affairs, finances and accounts of GoldMine and any subsidiary with the management of GoldMine and any subsidiary as to their affairs, finances and accounts.

     4.4 TERMINATION OF COVENANTS. The covenants set forth in Section 4.1 through 4.3 above shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of GoldMine's sale of its common stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act, immediately subsequent to which GoldMine shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or (ii) the registration by GoldMine of a class of its equity securities under Section 12(b) or 12(g) of the Exchange Act.

     4.5 TRANSFERABILITY OF PEREGRINE COMMON. GoldMine shall have the right, immediately following the Closing Date, to request the registration of all or any portion of the shares of Peregrine Common received in the Stock Exchange pursuant to the Peregrine Registration Rights Agreement. In the event of such request, it is the intent of the parties to permit GoldMine to liquidate its shares of Peregrine Common within 90 days of the date of this Agreement, subject to required regulatory comments or approvals.

                                   SECTION 5

                             COVENANTS OF PEREGRINE

     5.1 CONFIDENTIALITY. Peregrine agrees that it will maintain the confidentiality of any information obtained by it, pursuant to this Agreement or by virtue of its relationship as a stockholder of GoldMine, which is not otherwise lawfully available from other sources, excluding the disclosure of information of a non-technical nature, including summary financial information, if Peregrine is obligated to disclose such non-technical information to its stockholders.

     5.2 TRANSFERABILITY OF GOLDMINE COMMON. Peregrine agrees that until after the Expiration Date (as defined below), it will not sell or dispose of, whether in a private placement or public offering, more than 2,312,418 shares of GoldMine Common received in the Stock Exchange prior to the completion by GoldMine of an initial public offering of its capital stock, whether for its own account or the account of others, subject, however, to the right of Peregrine to include up to such number of shares in such public offering if such offering is underwritten and the inclusion of such shares is otherwise consistent with the terms the GoldMine Registration Rights Agreement. Peregrine agrees that until after the Expiration Date, it will not sell or dispose of any of the 2,312,418 shares of GoldMine Common not sold pursuant to a registration statement for GoldMine's initial underwritten public offering except pursuant to the volume limitations of Rule 144 of the Securities Act. Peregrine agrees that it will not sell or dispose of the remaining 3,083,224 shares acquired by it in the Stock Exchange until after the Expiration Date. For purposes of this Agreement, the "Expiration Date" shall mean the later of one year after the closing of GoldMine's initial public offering of its common stock in a firmly underwritten offering or two years after the date of this Agreement; provided that in any event the limitation under this Section 5.2 shall expire on December 31, 2002.

     5.3 STANDOFF AGREEMENT. Peregrine agrees in connection with the initial underwritten public offering of GoldMine Common that, upon request of GoldMine or the managing underwriters it will not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any GoldMine Common (other than GoldMine Common included in the registration) without the prior written consent of GoldMine or such managing underwriters for such period of time (not to exceed 180 days from the effective date of such registration) as may be requested by GoldMine or such managing underwriters; provided, however, that the requirement of this Section 5.3 shall be effective only if each of the officers and directors of GoldMine and all stockholders of 5% or more of the securities of GoldMine also agree to such restrictions.

                                   SECTION 6

                                PREEMPTIVE RIGHT

     6.1  PEREGRINE'S PREEMPTIVE RIGHT.

          (a) PREEMPTIVE RIGHT. GoldMine hereby grants to Peregrine a right to purchase its Preemptive Right Pro Rata Share of any New Securities (as defined in this Section 6.1(a)) which GoldMine may, from time to time, propose to sell and issue. A "Preemptive Right Pro Rata Share," for purposes of this Agreement, is the ratio that the sum of the shares of GoldMine Common issued in the Stock Exchange then held by Peregrine bears to the sum of the number of shares of GoldMine Common then outstanding (including shares of GoldMine Common issuable upon conversion of any then outstanding equity securities convertible into GoldMine Common) plus the number of shares of GoldMine Common issued to Peregrine in accordance with this Section 6.

          (b) DEFINITION OF NEW SECURITIES. Except as set forth below, "New Securities" shall mean any shares of capital stock of GoldMine, including common stock and preferred stock, whether authorized or not, and rights, options or warrants to purchase said shares of common stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into said shares of common stock or preferred stock. Notwithstanding the foregoing, "New Securities" does not include (i) the GoldMine Common being sold to Peregrine pursuant to this Agreement, (ii) securities offered in a firm underwriting to the public pursuant to a registration statement under the Securities Act, (iii) stock options granted in connection with the acquisition of another corporation or business by GoldMine by merger, purchase of substantially all of the assets or shares or other reorganization, (iv) up to 10,000,000 shares of GoldMine Common (inclusive of outstanding option grants as of the date of this Agreement as set forth in Section 3.4 above) or related options exercisable for such common stock issued prior to or after the date hereof to employees, officers and directors of, and consultants to, GoldMine pursuant to any arrangement approved by the Board of Directors of GoldMine or to customers, vendors or distributors as approved by the Board of Directors of GoldMine in support of commercial relationships, (v) up to 1,435,000 shares of GoldMine Common (or related options) exercisable for such common stock previously issued to key employees of GoldMine Front Office Division, Inc., (vi) stock issued proportionately to all GoldMine stockholders in connection with any stock split, stock dividend or recapitalization by GoldMine, or (vii) up to 40,000 shares of GoldMine Common to be issued in settlement of existing litigation.

          (c) NOTICE OF RIGHT. In the event GoldMine proposes to undertake an issuance of New Securities, it shall give Peregrine written notice of its intention, describing the type of New Securities and the price and terms upon which GoldMine proposes to issue the same. Peregrine shall have 15 days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 6.1(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (d) EXERCISE OF RIGHT. If Peregrine exercises its preemptive right under this Agreement, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 60 days after Peregrine gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right, GoldMine and Peregrine shall be obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (e) LAPSE AND REINSTATEMENT OF RIGHT. In the event Peregrine fails to exercise its preemptive right provided in this Section 6.1 within said 15 day period, GoldMine shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased by Peregrine at the price and upon the terms no more favorable to the purchasers of such securities than specified in GoldMine's notice. In the event GoldMine has not sold the New Securities or entered into an agreement to sell the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement), GoldMine shall not thereafter issue or sell any New Securities without first offering such securities to Peregrine in the manner provided above.

          (f) ASSIGNMENT. The right of Peregrine to purchase any part of the New Securities may be assigned in whole to any transferee which is not a competitor of GoldMine.

     6.2  TERMINATION OF PREEMPTIVE RIGHT. The preemptive right granted under
Section 6.1 of this Agreement shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of GoldMine's sale of its common stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act immediately subsequent to which GoldMine shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or
(ii) the registration by GoldMine of a class of its equity securities under
Section 12(b) or 12(g) of the Exchange Act.

                              SECTION 7

          RESTRICTIONS ON TRANSFERABILITY; COMPLIANCE WITH SECURITIES ACT

     7.1 RESTRICTIONS ON TRANSFERABILITY. Neither the Peregrine Common nor the GoldMine Common shall be transferable except in compliance with the provisions of the Securities Act and applicable state securities laws.

     7.2 RESTRICTIVE LEGEND. Each certificate representing Peregrine Common and GoldMine Common issued under this Agreement ("Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 7.3 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LIMITATIONS ON TRANSFER AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     7.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 7.3. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Issuer of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the issuer addressed to the issuer and reasonably satisfactory in form and substance to the issuer's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission, a copy of any holder's request (together with all supplements or amendments thereto) for which shall have been provided to the issuer, at or prior to the time of first delivery to the Commission's Staff, to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Issuer. Each certificate evidencing the Restricted Securities transferred as herein provided shall bear the appropriate restrictive legend set forth in
Section 7.3 above, except that such certificate shall not bear such restrictive legend if, (i) in the opinion of counsel for the issuer, such legend is not required in order to establish compliance with any provisions of the Securities Act, (ii) the Restricted Securities have been held by the holder for more than two years, and the holder represents to counsel for the issuer that it is not an affiliate of the issuer and shall not become an affiliate of the issuer without resubmitting the Restricted Securities for reimposition of the legend, or (iii) the Restricted Securities have been sold pursuant to Rule 144(k) and the share certificate is accompanied by a representation by the holder that it is not an affiliate of the issuer, has not been an affiliate during the three month period prior to the sale and has held the shares for more than two years.

                                     SECTION 8

                    RIGHT OF FIRST REFUSAL ON PEREGRINE SALE

     8.1 GOLDMINE RIGHT OF FIRST REFUSAL. Any time Peregrine desires to sell any of its shares of GoldMine Common pursuant to the terms of a bona fide offer received from a third party (a "Buyer"), Peregrine shall submit a written offer to sell such shares (the "Offered Shares") to GoldMine on terms and conditions, including price, not less favorable to GoldMine than those on which Peregrine proposes to sell such Offered Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the number of Offered Shares, the terms of the proposed sale and any other material facts relating to the sale. If GoldMine elects to purchase the Offered Shares, then, within 15 days after receipt of the Offer, GoldMine shall give written notice to Peregrine of its agreement to purchase all, but not less than all, of the Offered Shares from Peregrine on the terms and conditions as set forth in the Offer, and such purchase shall take place within 60 days after GoldMine gives notice of its agreement to purchase.

     8.2 FAILURE TO EXERCISE RIGHTS. In the event that GoldMine does not purchase all of the Offered Shares pursuant to and within time period set forth above, such Offered Shares may be sold by Peregrine at any time within 90 days thereafter. Any such sale shall be at not less than the price nor upon other terms and conditions more favorable to the purchaser than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall thereafter again be subject to the requirements of this Section 8.

     8.3 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal granted under this Section 8 shall terminate and be of no further force or effect upon the occurrence of any of the events specified in Section 6.2. In addition, this right of first refusal shall not apply to any shares of GoldMine Common permitted or required to be included in GoldMine's initial public offering under the GoldMine Registration Rights Agreement or any sale of GoldMine Common under Rule 144.

                                    SECTION 9

                                  MISCELLANEOUS

     9.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to the conflict of laws principles thereof.

     9.2 SURVIVAL. The representations and warranties made herein shall survive any investigation made by GoldMine or Peregrine and the closing of the transactions contemplated hereby for a period of two years following such closing.

     9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Peregrine Registration Rights Agreement and the GoldMine Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by facsimile upon proper confirmation of receipt or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a GoldMine, to the following address:

          GoldMine Software Corporation
          1125 Kelly Johnson Blvd.
          Colorado Springs, CO  80920
          Attn:  General Counsel
          Telephone:  (719) 532-7311
          Facsimile:  (719) 532-7501

or at such other address as GoldMine shall have furnished to Peregrine in writing,

with a copy to:

          Holme, Roberts & Owen LLP
          1700 Lincoln St., #4100
          Denver, CO 80203
          Attention:  Thomas A. Richardson, Esq.
          Telephone:  (303) 866-0413
          Facsimile:  (303) 866-0200

or (b) if to any other holder of any securities of either GoldMine or Peregrine, at such address as such holder shall have furnished either GoldMine or Peregrine in writing, or, until any such holder so furnishes an address to either GoldMine or Peregrine, then to and at the address of the last holder of such securities of either GoldMine or Peregrine who has so furnished an address to either GoldMine or Peregrine, or (c) if to Peregrine, to the following address:

          Peregrine Systems, Inc.
          12670 High Bluff Drive
          San Diego, CA  92130
          Attn:  Chief Executive Officer
          Telephone: (858) 481-5000
          Facsimile: (858) 794-6033

or at such other address as Peregrine shall have furnished to GoldMine in writing,

with a copy to:

          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, California 94304
          Attn:  Douglas H. Collom, Esq.
          Telephone: (650) 493-9300
          Facsimile: (650) 845-5000

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or sent by telegram or telex, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in the United States mail, addressed and mailed as aforesaid.

     9.6 EXPENSES. Each of Peregrine and GoldMine shall bear its own expenses incurred on its behalf with respect to this Agreement, the Peregrine Registration Rights Agreement, the GoldMine Registration Rights Agreement and the transactions contemplated hereby and thereby and any amendments or waivers hereto.

     9.7 ATTORNEYS' FEES. In the event of any litigation in a court of competent jurisdiction arising in connection with this Agreement and the Exhibits hereto and the transactions contemplated hereby, the prevailing party in judgment shall be entitled to recover reasonable legal fees and costs in connection with such action.

     9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     9.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                           [Signature Page to Follow]

     The foregoing agreement is hereby executed as of the date first above written.

"PEREGRINE":

                                        PEREGRINE SYSTEMS, INC.
                                        a Delaware corporation

                                        /s/ RICHARD T. NELSON
                                        ---------------------------------------
                                        Signature

                                        Richard T. Nelson
                                        ---------------------------------------
                                        Print Name

                                        Vice President
                                        ---------------------------------------
                                        Title


"GOLDMINE":

                                        GOLDMINE SOFTWARE CORPORATION
                                        a Delaware corporation

                                        /s/ TIMOTHY PFEIFER
                                        ---------------------------------------
                                        Signature

                                        Timothy Pfeifer
                                        ---------------------------------------
                                        Print Name

                                        Vice President and General Counsel
                                        ---------------------------------------
                                        Title